UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OR
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): March 3, 2003


                                 IVIDEONOW, INC.
             (Exact name of registrant as specified in its charter)


              DELAWARE               0-26351            95-4603237
          (State or other         (Commission File    (IRS Employer
   jurisdiction of incorporation      Number)       Identification Number)


           383 INVERNESS PARKWAY, SUITE 100, ENGLEWOOD, COLORADO 80112
                    (Address of principal executive offices)


                                 (720) 889-0133
              (Registrant's telephone number, including area code)





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ITEM  1.  CHANGES  IN  CONTROL  OF  REGISTRANT.

On March 3, 2003, the Registrant entered into a binding letter of intent to acquire all of the issued and outstanding capital stock of 99 Cent Stuff, LLC in exchange for 19,000,000 shares ("post split") of the Registrant's common stock. As a pre-condition to the acquisition, the Registrant has agreed to effect a 1-for-25 reverse stock split, reducing the total issued and outstanding common stock of the Registrant to approximately 1,000,000 shares. At the closing, 99 Cent Stuff will become a wholly-owned subsidiary of the Registrant, and the 99
Cent Stuff shareholders will own approximately 95% of the Registrant's issued and outstanding common stock. Furthermore, upon the close of the acquisition, the Registrant will change its name to "99 Cent Stuff, Inc."

The closing of the transaction is subject to certain covenants, conditions and representations, audit statements, various due diligence requirements, and the completion by 99 Cent Stuff, LLC of a private placement of at least $3,000,000. There is no assurance that the transaction will close.

If an Acquisition Agreement has not been executed by the Registrant and 99 Cent Stuff by April 30, 2003, or at a later date mutually agreed upon, the letter of intent shall automatically expire. In addition, 99 Cent Stuff, LLC has agreed to pay a "Break-up Fee" of between $50,000 and $100,000 if, during the term of the letter of intent, it enters into a transaction other than the acquisition by the Registrant.

99 Cent Stuff, LLC operates ten "big box" stores located in Florida. Its stores offer a variety of products priced at 99 cents or less. Revenues for the year 2002 were in excess of $39,000,000. Its growth plan, during 2003 to 2004, calls for the opening of up to 15 additional stores in the Florida area.


ITEM  2.  ACQUISITION  OR  DISPOSITION  OF  ASSETS.

See  Item  1  above.


ITEM  5.  OTHER  EVENTS.

On March 3, 2003, the Registrant published a press release announcing the Acquisition. The complete text of the March 3, 2003 press release issued by the Registrant is filed as Exhibit 99.3, hereto, and is incorporated by this reference.


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ITEM  7.  FINANCIAL  STATEMENTS  AND  EXHIBITS.

(a)     Financial  Statements  of  business  acquired.

          None.

(b)     Pro  Forma  Financial  Information

          None.

(c)     Exhibits


Exhibit No.          Exhibit Descriptions
------------       --------------------------------------

99.3                 Press  Release  dated  March  3,  2003



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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:     March  10,  2003

                                   IVIDEONOW,  INC.


                                   By:     /s/  Kevin  R.  Keating
                                   ------------------------------------------
                                   Kevin  R.  Keating
                                   Chief  Executive  Officer  and  President